                                                                     EXHIBIT 4.7




                                    AMENDMENT, WAIVER AND AGREEMENT dated as of
                           September 5, 1997 (this "Amendment and Waiver"), to the Credit Agreement dated as of August 18, 1995, as amended and restated as of June 2, 1997 (the "Credit Agreement"), among BRUNO'S, INC., an Alabama corporation (the "Borrower"), the lending institutions from time to time parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent").

         A. The Borrower has requested that the Lenders (a) agree to amend certain provisions of the Credit Agreement, (b) grant certain waivers of compliance by the Borrower with certain provisions of the Credit Agreement and
(c) enter into certain other agreements with respect to the Credit Agreement.

         B. The Required Lenders are willing to agree to such amendments, grant such waivers and enter into such agreements, in each case on the terms and subject to the conditions set forth herein.

         C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendment. (a) Effective as of the date of this Amendment and Waiver (the "Effective Date"), the Borrower and the Lenders hereby amend
Section 10.9 of the Credit Agreement by deleting in its entirety the first line of the table set forth in such Section.

                  (b) Effective as of the Effective Date, the Borrower and the Lenders hereby amend Section 10.10 of the Credit Agreement by deleting in its entirety the first line of the table set forth in such Section and substituting the following text therefor:

         August 2, 1997                                        1.25:1.00
         November 1, 1997                                      1.10:1.00
         January 31, 1998 through October 31, 1998             1.50:1.00

                  (c) Effective as of the Effective Date, the Borrower and the Lenders hereby amend Section 10.11 of the Credit Agreement by deleting in its entirety the first line of the table set forth in such Section and substituting the following text therefor:

         August 2, 1997                                        1.00:1.00
         November 1, 1997                                      1.00:1.00

                  (d) For the purposes of the foregoing amendments, Section
10.10 and Section 10.11 of the Credit Agreement are hereby amended by inserting the words "or on any date" after the words "during any period" and inserting the words "or date" after the words "such period" immediately prior to the proviso therein.

         SECTION 2. Waiver. (a) The Lenders hereby waive any Defaults and Events of Default under the Credit Agreement that have occurred on or prior to the Effective Date as a result of the Borrower's failure to comply on or prior to the Effective Date with the covenants set forth in Sections 10.9, 10.10 and
10.11 of the Credit Agreement with respect to the Test Period ending on August 2, 1997.

                  (b) The Lenders hereby waive any Default that may occur prior to January 31, 1998 (but not any Default that may occur or otherwise be in effect on or after January 31, 1998), with respect to the Borrower's failure to comply with the covenants set forth in Sections 10.9, 10.10 and 10.11 of the Credit Agreement with respect to the Test Period ending on January 31, 1998.

         SECTION 3. Agreement. (a) The Borrower hereby agrees that it will work diligently and in good faith with the Administrative Agent and the Lenders to agree upon and enter into, by November 30, 1997, an amendment to the Credit Agreement that will (i) address the long-term financial arrangements of the Borrower and (ii) be satisfactory to the Borrower, the Administrative Agent and the Required Lenders.

                  (b) Notwithstanding any of the provisions of the Credit Agreement, the Lenders shall not be obligated to make or issue, and the Borrower shall not request the making or issuance of, any Revolving Credit Loans, Swingline Loans or Letters of Credit that would, at any time, have the effect of causing the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding at such time, (ii) the aggregate principal amount of Swingline Loans outstanding at such time and (iii) the Letter of Credit Outstandings at such time to exceed $200,000,000.

                  (c) Notwithstanding any of the provisions of the Credit Agreement, the Borrower and the Lenders agree that, from and including August 25, 1997, to but excluding the date on which the amendment referred to in
Section 3(a) above is approved by the

Borrower and the Required Lenders, Level VIII Status shall be deemed to be in effect for purposes of determining the Applicable ABR Margin and the Applicable Eurodollar Margin.

         SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment and Waiver, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment and Waiver, (a) the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 5. Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the Effective Date on the date that the Administrative Agent shall have received counterparts of this Amendment and Waiver that, when taken together, bear the signatures of the Borrower and the Required Lenders.

         SECTION 6. Effect of Amendment and Waiver. Except as expressly set forth herein, this Amendment and Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or the Borrower under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment and Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

         SECTION 7. Expenses. The Borrower agrees to pay the reasonable out-of-pocket expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and Waiver or any subsequent waiver, amendment or modification of the Credit Agreement or any other Credit Document.

         SECTION 8. Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of
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                                                                               4


which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 9. Applicable Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10. Headings. The headings of this Amendment and Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                    BRUNO'S, INC.,

                                    by \s\ James J. Hagan
                                       ------------------

                                       Name:  James J. Hagan
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender,

                                    by \s\ William P. Rindfuss
                                       -----------------------

                                       Name:  William P. Rindfuss
                                       Title: Vice President


                                    AMSOUTH BANK OF ALABAMA,

                                    by \s\ David A. Simmons
                                       --------------------

                                       Name:  David A. Simmons
                                       Title: Senior Vice President

                                    BANK OF AMERICA ILLINOIS,

                                    by \s\ Linda A. Carper
                                       -------------------

                                       Name:  Linda A. Carper
                                       Title: Managing Director


                                    THE BANK OF NOVA SCOTIA,

                                    by \s\ M. D. Smith
                                       ---------------

                                       Name:  M. D. Smith
                                       Title: Agent Operations


                                    BANKERS TRUST COMPANY,

                                    by \s\ Mary Jo Jolly
                                       -----------------

                                       Name:  Mary Jo Jolly
                                       Title: Assistant Vice President


                                    BANK OF TOKYO - MITSUBISHI TRUST
                                    COMPANY,

                                    by
                                       ---------------------------

                                       Name:
                                       Title:


                                    CIBC INC,

                                    by \s\ Elizabeth O. Fischer
                                       ------------------------

                                       Name:  Elizabeth O. Fischer
                                       Title: Director

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A., "RABOBANK
                                    NEDERLAND", New York Branch,

                                    by
                                       ---------------------

                                       Name:
                                       Title:

                                    by
                                       ---------------------

                                       Name:
                                       Title:


                                    THE DAI-ICHI KANGYO BANK, LTD.,

                                    by \s\ Ronald Wolinsky
                                       -------------------

                                       Name:  Ronald Wolinsky
                                       Title: Vice President


                                    FLEET NATIONAL BANK,

                                    by
                                       --------------------

                                       Name:
                                       Title:

                                    by
                                       --------------------

                                       Name:
                                       Title:


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                    by \s\ Takuya Honjo
                                       ----------------

                                       Name:  Takuya Honjo
                                       Title: Senior Vice President

                                    KEYPORT LIFE INSURANCE COMPANY, by
                                    Chancellor LLT Senior Secured Management, I as Portfolio Advisor

                                    by \s\Gregory L. Smith
                                       -------------------

                                       Name:  Gregory L. Smith
                                       Title: Vice President


                                    KZH-SOLEIL CORPORATION (formerly
                                    known as KZH Holding Corporation),

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    KZH-ING-1 CORPORATION (formerly
                                     known as KZH Holding Corporation II),

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    MITSUI LEASING (U.S.A.) INC.,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    NATIONSBANK, N.A.,

                                    by \s\ Nancy S. Goldman
                                       --------------------

                                       Name:  Nancy S. Goldman
                                       Title: Vice President

                                    OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
                                    (a unit of The Chase Manhattan Bank),

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    THE SAKURA BANK, LIMITED,

                                    by
                                       ------------------------
                                       Name:
                                       Title:


                                    THE SUMITOMO BANK, LIMITED,


                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    SOUTHTRUST BANK OF ALABAMA, N.A.,

                                    by \s\ T. Knudsen
                                       --------------

                                    Name:  T. Knuesen
                                    Title: Senior Vice President


                                    THE TRAVELERS INSURANCE COMPANY,

                                    by \s\ Robert M. Mills
                                       -------------------

                                       Name:  Robert M. Mills
                                       Title: Investment Officer

                                    VAN KAMPEN AMERICAN CAPITAL PRIME
                                    RATE INCOME TRUST,

                                    by \s\ Jeffrey W. Maillet
                                       ----------------------

                                       Name:  Jeffrey W. Maillet
                                       Title: Senior vice President & Director


                                    DLJ CAPITAL FUNDING, INC.,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    GOLDMAN SACHS CREDIT PARTNERS,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    AERIES FINANCE LTD.,

                                    by \s\ Ian David Moore
                                       -------------------

                                       Name:  Ian David Moore
                                       Title: Director


                                    AMARA-2 FINANCE LTD.,

                                    by
                                       ------------------------

                                       Name:
                                       Title:

                                    CAPTIVA FINANCE LTD.,

                                    by \s\ John H. Cullimane
                                       ---------------------

                                    Name:  John H. Cullimane
                                    Title: Director


                                    CAPTIVA II FINANCE LTD.,

                                    by \s\ John H. Cullimane
                                       ---------------------

                                    Name:  John H. Cullimane
                                    Title: Director


                                    COMMERCIAL LOAN FUNDING TRUST I,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    INDOSUEZ CAPITAL FUNDING III, LIMITED,
                                       by Indosuez Capital Luxembourg,
                                       as Collateral Manager,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER INC.,

                                    by
                                       ------------------------

                                       Name:
                                       Title:

                                    MERRILL LYNCH PRIME RATE PORTFOLIO,

                                    by
                                       ------------------------

                                       Name:
                                       Title:


                                    PAMCO CAYMAN LTD.,

                                    by
                                       ------------------------
                                       Name:
                                       Title:


                                    STRATA FUNDING LTD.,

                                    by \s\ John H. Cullinane
                                       ---------------------

                                       Name:   John H. Cullinane
                                       Title:  Director